EXHIBIT 99.1

Manhattan Associates, Inc. Schedules First Quarter Earnings
Announcement For April 22, 2003 and Provides Current Financial
Expectations

ATLANTA – April 7, 2003 — Manhattan Associates, Inc., (Nasdaq: MANH), the global leader in providing supply chain execution solutions, today announced preliminary results for the first quarter ending March 31, 2003. Over the past week, many software companies have issued preliminary results for the quarter ending March 31, 2003. While Manhattan Associates, Inc. provided no financial guidance for the quarter just ended and has no duty to provide any such financial information, the Company has decided to announce some preliminary results for the first quarter in the interest of providing better communications with its investors. The Company will provide additional information on its quarterly earnings announcement and conference call on Tuesday, April 22, 2003, after the stock market close at approximately 4:30 p.m. Eastern Daylight time.

Although the Company has not finalized the review of its financial statements for the first quarter, revenues are currently expected to be approximately $45 to $46.5 million for the quarter ended March 31, 2003 compared to $42.1 million for the year-ago quarter ended March 31, 2002. License revenue and service revenue are expected to be approximately $9.5 million to $10 million and $30 million to $31 million, respectively. Core revenue, consisting of license fees and services, is expected to be at a record level. Adjusted earnings per share, which excludes the amortization of acquisition-related intangible assets, are expected to be in the range of approximately $0.16 to $0.18 per diluted share. GAAP earnings per share are expected to be in the range of approximately $0.15 to $0.17 per diluted share.

Like many software companies, Manhattan Associates, Inc. operated in an environment of continued global political and economic uncertainty as the quarter progressed. This resulted in some customers unexpectedly postponing purchase decisions at the end of the quarter. However, business activity has remained strong for the Company, which has, in fact, closed in excess of $2 million of license revenue in the first five business days since the end of the quarter.

“We continue to believe that forecasting will be difficult in the current political and economic environment. However, we have been making great strides in our leadership position in our market, as demonstrated by our market share gains and reported license revenue figures, and we have been investing in our infrastructure and personnel. Total personnel at March 31 were 1,004, up from 955 at December 31, 2002. We continue to be optimistic about the medium- and long-term potential for Manhattan Associates, Inc.,” said Richard Haddrill, president and CEO. “We are financially solid with over $128 million in cash and short-term investments. We continue to demonstrate clear product and customer market leadership and we are well positioned to benefit as the economy recovers.”

About Manhattan Associates, Inc.

Manhattan Associates, Inc., is the global leader in providing supply chain execution solutions. We enable operational excellence through real-time collaboration, execution and optimization. Our solutions leverage state-of- the-art technologies, innovative practices and our domain expertise to enhance performance, profitability and competitive advantage. Manhattan Associates has licensed more than 870 customers representing more than 1,300 facilities worldwide, which include some of the world’s leading manufacturers, distributors and retailers. For more information about Manhattan Associates telephone 770.955.7070 or visit www.manh.com.

This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements and general economic conditions. Additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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